AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of December, 2020

BETWEEN:

FLORA GROWTH CORP., a corporation existing under the laws of the Province of Ontario and having an office at 65 Queen Street West, Suite 900,
Toronto, Ontario, M5H 2M5 (hereinafter called the “Company”)

                       OF THE FIRST PART
AND:

DAMIAN LOPEZ CONSULTING PROFESSIONAL CORPORATION, a corporation existing under the laws of the Province of Ontario and having
an office at                                                            .
(hereinafter called the “Consultant”)

OF THE SECOND PART

WHEREAS the Company and the Consultant entered into an independent contractor agreement dated for reference the 14th day of March, 2019 (the “Agreement”);

AND WHEREAS the parties are desirous of amending certain terms of the Agreement;

THEREFORE, effective on the date hereof, the Agreement is amended as follows:

1.	The first sentence of the first paragraph of the Agreement is hereby replaced in its entirely with the following:

The Consultant shall provide consulting services to the Company in the capacity of Vice President – Legal and Strategy.

2.	The first sentence of the third paragraph of the Agreement is hereby replaced in its entirely with the following:

The base fee (the “Base Fees”) for the Consultant’s services hereunder shall be at the rate of CAD$10,000 per month, plus applicable harmonized sales tax, payable in equal monthly amounts in advance on the first business day of each calendar month.

3.	A new paragraph 3.1 is hereby added immediately following paragraph 3 as follows:

As additional consideration, the Consultant shall be granted a one-time bonus of CAD$150,000 forthwith following completion of the public listing of the common shares of the Company on a stock exchange.

4.	Paragraph 12 of the Agreement is hereby replaced in its entirely with the following:

Other than in the context of a Change in Control (as defined herein), the Company may terminate this Agreement without cause by making a lump sum payment to the Consultant that is equivalent to 12 months’ Base Fees payable to the Consultant within thirty (30) days of the termination date.

5.	All other terms and conditions of the Agreement are hereby reaffirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this amendment has been executed as of the day, month and year first above written.

FLORA GROWTH CORP.

/s/Deb Battiston
Authorized Signing Officer

DAMIAN LOPEZ CONSULTING PROFESSIONAL CORPORATION

/s/Damian Lopez
Authorized Signing Officer

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